Exhibit 99.1

                  TRANSNET CORPORATION REPORTS YEAR END RESULTS



/FOR IMMEDIATE RELEASE/                                  CONTACT: Steven J. Wilk
                                                                  (908) 253-0500


Branchburg, New Jersey, September 2, 2004: TRANSNET CORPORATION (OTCBB: TRNT) announced its results for the fiscal year ended June 30, 2004.

For the fiscal year ended June 30, 2004, TransNet reported a net loss of $1,128,549 or $0.24 per share, on revenues of $30,599,664, as compared with a net loss of $1,212,629 or $0.25 per share, on revenues of $32,799,020 for the fiscal year ended June 30, 2003.

Steven J Wilk, President, stated, "Fiscal 2004 presented opportunities that were a mirror image of the previous year. As a result, our performance was indeed similar. The continuation of slow IT spending was persistent throughout our industry.


"In the last quarter of fiscal 2004, however, we experienced a significant increase in interest and quoting activity for our internet telephony and network solutions from both commercial and educational clients. Based on recent activity, we are confident that we will return to profitability for the September quarter. In addition, our existing clients have requested our assistance in enhancing their help desk support solutions. We believe many of these clients are preparing to increase their budgets for long-term support contracts. In this regard, we are pleased to announce that we have recently been awarded a contract with a global personal care client for over $2,000,000 per year in support services starting in the second half of fiscal 2005.

"During the past three years, TransNet has been at the forefront of investing in and developing our skills in providing internet telephony solutions. We believe we are entering a period in which this investment will benefit our shareholders and clients alike. We continue to direct our focus to those technologies and solutions that our clients have asked us to provide and that represent solid long-term opportunities - not what seems to be the "technology of the day."

 "We are optimistic about our future, having combined the best technology with the best people, and we thank our shareholders for their support. In June 2004, we paid a special dividend of $.07 per share. We look forward to renewed success and the possibility of future special dividends."

ABOUT TRANSNET

TransNet Corporation is a leading IT support organization for corporate and educational clients. TransNet provides sophisticated solutions, including system design and integration, help-desk support services and end-user training. Its clients include Fortune 100 organizations, primarily in the pharmaceutical, oil and gas, finance and communications industries, as well as educational and governmental institutions.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT MANAGEMENT EXPECTATIONS THAT INVOLVE RISK AND UNCERTAINTIES. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION:
THE  IMPACT  OF  ECONOMIC   CONDITIONS   GENERALLY   AND  IN  THE  INDUSTRY  FOR
MICROCOMPUTER PRODUCTS AND SERVICES; DEPENDENCE ON KEY VENDORS; CONTINUED COMPETITIVE AND PRICING PRESSURES IN THE INDUSTRY; PRODUCT SUPPLY SHORTAGES; OPEN-SOURCING OF PRODUCTS OF VENDORS; RAPID PRODUCT IMPROVEMENT AND TECHNOLOGICAL CHANGE, SHORT PRODUCT LIFE CYCLES AND RESULTING OBSOLESCENCE RISKS; LEGAL PROCEEDINGS; CAPITAL AND FINANCING AVAILABILITY; AND OTHER RISKS SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 (Table follows)

                       TRANSNET CORPORATION AND SUBSIDIARY

                                                        Twelve Months Ended
                                                             June 30,
                                                      2004              2003
                                                      ----------------------

Revenue                                            $$30,599,664     $32,799,020
Pre-Tax (loss)                                      ($1,128,549)    ($1,212,629)
Net (loss)                                          ($1,128,549)    ($1,212,629)
Basic and diluted net loss per share                     ($0.24)         ($0.25)
Weighted average shares outstanding:
   Basic                                              4,779,973       4,774,804
   Diluted                                            4,779,973       4,927,225


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